EXHIBIT 99.10

Program: Washington Mutual Mortgage Securities Corp. sponsor of prior securitized pools of adjustable rate residential mortgage loans which negatively amortize to the MTA or LIBOR index  (non-traditional or "alternative A" underwriting standards) for which it or WaMu Acceptance Corp. acted as depositor in a registered transaction

Selected Summary Cut-Off Date Information by Transaction (designations keyed to symbols published by Bloomberg L.P.)

Series Designation for Prior Securitized Pool:	WMALT 05-AR1
Mortgage Loan Characteristics as of Pool Cut-Off Date (1):	(Pool Cut-off Date: 11/29/2005)

Number of Mortgage Loans	1,123
Aggregate Principal Balance	$447,013,954.22
Approximate Weighted Average Mortage Interest Rate	5.71%

	Number of Mortgage	Percentage of Aggregate
Range Mortgage Interest Rates:	Loans	Pool Balance
0.000 - 2.000%	106	10.96%
2.001 - 3.000%	1	0.14%
3.001 - 4.000%	2	0.14%
4.001 - 5.000%	3	0.57%
5.001 - 6.000%	305	28.25%
6.001 - 7.000%	684	58.74%
7.001 - 8.000%	22	1.21%
8.001 - 9.000%	0	0.00%
9.001 or Greater	0	0.00%

Approximate Weighted Average Original Term (in months)	360
Approximate Weighted Average Remaining Term (in months)	358.33
Approximate Weighted Average Credit Score (2)	708.38
Minimum Credit Score (2)	619
Maximum Credit Score (2)	817

	Number of Mortgage	Percentage of Aggregate
Property Type	Loans	Pool Balance
Single Family Detached	702	63.26%
Duplex	42	3.55%
Triplex	9	0.87%
Fourplex	5	0.49%
Townhouse	4	0.33%
Condominium	103	7.02%
Housing Cooperative	0	0.00%
Planned Unit Development	243	23.27%
Other	15	1.22%

	Number of Mortgage	Percentage of Aggregate
Loan Purpose	Loans	Pool Balance
Purchase	330	29.69%
Rate/Term Refinance	132	12.30%
Cash Out Refinance	661	58.01%

Approximate Weighted Average Loan-To-Value Ratio	75.15%

Series Designation for Prior Securitized Pool	WMALT 05-AR1
Mortgage Loan Characteristics as of Pool Cut-Off Date (1):	(Pool Cut-off Date: 11/29/2005)

Geographic Concentration (3):	Number of Mortgage	Percentage of Aggregate
	Loans	Pool Balance
Alabama	0	0.00%
Alaska	0	0.00%
Arizona	66	3.89%
Arkansas	0	0.00%
California	739	73.60%
Colorado	17	1.03%
Connecticut	3	0.13%
Delaware	0	0.00%
District Of Columbia.	0	0.00%
Florida	59	3.78%
Georgia	1	0.03%
Hawaii	7	0.73%
Idaho	3	0.12%
Illinois	10	0.72%
Indiana	2	0.13%
Iowa	0	0.00%
Kansas	0	0.00%
Kentucky	1	0.26%
Louisiana	0	0.00%
Maine	1	0.06%
Maryland	33	2.70%
Massachusetts	18	1.36%
Michigan	6	0.33%
Minnesota	0	0.00%
Mississippi	0	0.00%
Missouri	0	0.00%
Montana	2	0.12%
Nebraska	0	0.00%
Nevada	36	2.48%
New Hampshire	0	0.00%
New Jersey	2	0.13%
New Mexico	3	0.16%
New York	2	0.15%
North Carolina	1	0.02%
North Dakota	0	0.00%
Ohio	3	0.08%
Oklahoma	0	0.00%
Oregon	13	0.95%
Pennsylvania	15	0.69%
Rhode Island	0	0.00%
South Carolina	0	0.00%
South Dakota	0	0.00%
Tennessee	1	0.03%
Texas	6	0.42%
Utah	1	0.05%
Virginia	60	5.03%
Vermont	0	0.00%
Washington	8	0.62%
Wisconsin	4	0.20%
West Virginia	0	0.00%
Wyoming	0	0.00%
Other	0	0.00%

(1) Weighted averages refer to weighted averages by principal balance.

(2) Excludes mortgage loans for which no credit score was available.

(3) Percentage of aggregate pool balance represented by mortgage loans in the specified state.